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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Brooks Automation, Inc. of our report dated November 3, 2004, except for the second paragraph of Note 2 and Note 20, as to which the date is August 24, 2005 relating to the financial statements, which appears in Brooks Automation, Inc.'s Current Report on Form 8-K dated August 24, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 26, 2005